EXHIBIT 10.29

Fourth Amendment to
Dameris Senior Executive Agreement

RECITALS

On Assignment, Inc. (the “Company”) and Peter Dameris (“Executive”) have entered into a Senior Executive Agreement dated November 4, 2009 (as amended on March 30, 2009,  December 31, 2010, and March 8, 2011) (the “Employment Agreement”).  The Company and Executive desire to amend certain provisions of the Employment Agreement pursuant to this Fourth Amendment to the Senior Executive Agreement (the “Amendment”), dated March 25, 2011.  For good and valuable consideration, receipt of which is hereby acknowledged by both the Company and Executive, the Company and Executive hereby amend the Employment Agreement as follows:

AMENDMENT

1.	The last paragraph of Section 1(b)(iii)(C) of the Employment Agreement is deleted and replaced in its entirety by the following:

“Notwithstanding the foregoing, payment or settlement of Additional Grants, if applicable, may be accelerated as provided in Section 1(b)(iii)(E) and (F) below.  Subject to the foregoing requirements, Additional Grants shall be made under a Plan and shall be paid at the time of settlement, to the extent earned, in either (i) fully vested, freely transferable shares of Company common stock (subject to limitations on transfer imposed under applicable law) or (ii) if insufficient shares remain under the applicable Plan at the time of settlement to pay any earned portion of an Additional Grant in shares of Company common stock, then such portion of the Additional Grant shall instead be paid in cash.  During the first ninety days of the calendar year in which such Additional Grant is made (and, in any event, upon or prior to making the applicable grant), the Company and Executive shall determine by mutual agreement the performance criteria applicable to the vesting of Additional Grants (selected from performance criteria enumerated in a Plan) and the Compensation Committee shall, in consultation with Executive, establish in writing performance goals applicable to each Additional Grant based on such performance criteria and determined by reference to the thirteen-month performance period beginning on January 1 of the year of grant, provided, that with respect to the 2010 Additional Grant only, the relevant performance period shall instead commence on January 1, 2010 and shall continue through December 31, 2012, provided further, that with respect to the two Additional Grants made during calendar year 2011 (the “2011 Additional Grants”) only, the relevant performance period shall instead commence on January 1, 2011 and shall continue through December 31, 2011.  Each Additional Grant shall vest, subject to Sections 1(b)(iii)(E) and (F) below, on February 1 of the year immediately following the year in which such Additional Grant is made, subject to Executive’s continued employment through such February 1, in each case, as to (i) no portion of the award if the applicable performance goals are attained at less than 90% of target, (ii) 80% of the award if the applicable performance goals are attained at 90% of target, (iii) 100% of the award if the applicable performance goals are attained at or above 110% of target, and (iv) a linear pro ration between 80% – 100% of the award if the applicable performance goals are attained between 90% – 110% of target  (for example, an Additional Grant shall vest as to 95% of the award upon attainment of 105% of the applicable target), provided, that subject to each of Sections 1(b)(iii)(E) and (F) below, the continued service requirement applicable to the 2010 Additional Grant shall be satisfied by Executive’s continued employment through February 1, 2011, but vesting of the award shall remain subject to the attainment of the applicable performance criteria during the applicable performance period (to the extent not previously attained), provided further, that subject to each of Sections 1(b)(iii)(E) and (F) below, the continued service requirement applicable to the 2011 Additional Grants shall be satisfied by Executive’s continued employment through January 1, 2012, but vesting of the award shall remain subject to the attainment of the applicable performance criteria during the applicable performance period (to the extent not previously attained).”

2.	Section 1(b)(iii)(F)(1)(c) of the Employment Agreement is deleted and replaced in its entirety by the following:

“(c)           Additional Grants.  Additional Grants that have vested but have not been settled or paid as of the date of a Qualifying Termination shall be settled or paid as soon as practicable after the February 1 immediately following the Date of Termination, but in no event later than the March 15 immediately following such Date of Termination.  Additional Grants other than the 2010 Additional Grant and the 2011 Additional Grants that have not vested as of the Date of Termination shall remain outstanding and eligible to vest upon the February 1 immediately following the Date of Termination (without the requirement of continued employment beyond such termination) and shall vest on a pro-rated basis upon and be paid as soon as practicable after such February 1 (but in no event later than the March 15 immediately following such Date of Termination), in a manner determined by multiplying amounts that would be earned under such Additional Grant based solely on attainment of the applicable performance objectives by a fraction, the numerator of which equals the number of days Executive was employed by the Company from January 1 of the applicable year of grant through the Date of Termination, and the denominator of which equals 396.  With respect to the 2010 Additional Grant, (i) if a Qualifying Termination occurs prior to February 1, 2011, the 2010 Award shall be treated in accordance with the immediately preceding sentence (with attainment of the performance objectives measured through February 1, 2011), and (ii) if a Qualifying Termination occurs on or after February 1, 2011 (but prior to February 1, 2013), the 2010 Additional Award shall be settled or paid based on actual performance through the Date of Termination, subject to Section 1(g) below, as soon as practicable after the February 1 immediately following the Date of Termination, but in no event later than the March 15 immediately following the Date of Termination.  The 2011 Additional Grants that have not vested as of the Date of Termination shall remain outstanding and eligible to vest upon the January 1 immediately following the Date of Termination (without the requirement of continued employment beyond such termination) and shall vest on a pro-rated basis upon and be paid as soon as practicable after such January 1 (but in no event later than the March 15 immediately following such Date of Termination), in a manner determined by multiplying amounts that would be earned under such Additional Grant based solely on attainment of the applicable performance objectives by a fraction, the numerator of which equals the number of days Executive was employed by the Company from January 1 of the applicable year of grant through the Date of Termination, and the denominator of which equals 365.”

3.	Section 1(b)(iii)(F)(4) of the Employment Agreement is deleted and replaced in its entirety by the following:

“(4)           Forfeiture of Awards.  All LTIP Awards that have not vested (a) in the case of a termination of Executive’s employment for Cause or due to Executive’s resignation other than for Good Reason, as of the Date of Termination, shall terminate as of the Date of Termination, (b) with respect to LTIP Awards other than PEA Grants and ETA Grants made during calendar years 2011 and 2012 and the 2011 Additional Grants, in the case of a Qualifying Termination in which such LTIP Awards remain unvested as of the February 1 following the Date of Termination (after taking into consideration any vesting that may occur upon or following the Date of Termination as provided above or under any other agreement between Executive and Company), shall terminate as of such February 1, and, in all cases, shall be canceled without payment of consideration therefor, and (c) with respect to PEA Grants and ETA Grants made during calendar years 2011 and 2012 and the 2011 Additional Grants, in the case of a Qualifying Termination in which such LTIP Awards remain unvested as of the January 1 following the Date of Termination (after taking into consideration any vesting that may occur upon or following the Date of Termination as provided above or under any other agreement between Executive and Company), shall terminate as of such January 1, and, in all cases, shall be canceled without payment of consideration therefor.  Following settlement or payment of any vested LTIP Awards, if applicable, such awards shall terminate and Executive shall have no further rights or interests in respect of such awards.”

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The modifications to the Employment Agreement contained in this Amendment shall, except as expressly provided otherwise herein, take effect from and after the date of this Amendment.  Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Executive and the Company have executed this Amendment as of the date first above written.

EXECUTIVE By: /S/Peter Dameris Name: Peter Dameris Title: President On assignment, Inc. By: /S/Jeremy Jones Name: Jeremy Jones Title: Chairman of the Board of Directors

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